UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive

Suite 300

Stoughton, MA 02072

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02            Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2020, the Board of Directors (the “Board”) of Collegium Pharmaceutical, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Dr. Rita Balice-Gordon, Ph.D., 60, as a director of the Company and a member of the Nominating and Corporate Governance Committee, effective immediately. Dr. Balice-Gordon will serve as a Class I director, with an initial term expiring at the next annual meeting of shareholders in 2021.

In accordance with the Company’s non-employee director compensation policy (the “Policy”), Dr. Balice-Gordon will receive annual cash retainers of $50,000 for service on the Board and $5,000 for service as a non-chair member of the Nominating and Corporate Governance Committee, each prorated based on the effective date of her appointment. In addition, in accordance with the Policy, the Board has granted Dr. Balice-Gordon an option to purchase 10,055 shares of the Company’s common stock. The option will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. In addition, and consistent with the Policy, the Board granted Dr. Balice Gordon 5,027 restricted stock units of the Company. Both the option and restricted stock units granted to Dr. Balice-Gordon will vest on the first anniversary of the date of grant, subject to her continued service as a director of the Company.

In addition, Dr. Balice-Gordon entered into an indemnification agreement with the Company effective September 24, 2020, substantially in the form of the indemnification agreement entered into between the Company and its other directors and executive officers, as previously filed with the U.S. Securities and Exchange Commission on April 27, 2015 as Exhibit 10.37 to the Company’s Registration Statement on Form S-1/A (File No. 333-203208).

There is no arrangement or understanding between Dr. Balice-Gordon and any other persons pursuant to which she was selected as a director. There are no related party transactions involving Dr. Balice-Gordon that are reportable under Item 404(a) of Regulation S-K.

Item 8.01            Other Information.

On September 25, 2020, the Company issued a press release announcing the appointment of Dr. Balice-Gordon to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated September 25, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2020	Collegium Pharmaceutical, Inc.

	By:	/s/ Paul Brannelly
		Name:	Paul Brannelly
		Title:	Executive Vice President and Chief Financial Officer